Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91558, 333-159340, 333-174577, 333-180088, 333-188989, 333-194278, 333-204208, 333-218537, 333-231704 and 333-258583) of Akamai Technologies, Inc. of our report dated February 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2022